EXHIBIT 99.2


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BEDFORD BANCSHARES NEWS RELEASE
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Contact:          H. K. Neal, President and CEO
                  J.W. Smith, CFO
                  (540) 586-2590

Date:             May 20, 1998


                              For Immediate Release
                              ---------------------

             BEDFORD BANCSHARES, INC. ANNOUNCES 2-FOR-1 STOCK SPLIT

         Bedford,   Virginia,   May  20,   1998:   Bedford   Bancshares,   Inc.,
(NASDAQ-BFSB) the holding company of Bedford Federal Savings Bank, today announced that its Board of Directors, at their meeting on May 20, 1998, approved a 2-for-1 stock split in the form of a common stock dividend. The stock split will be payable on June 15th to shareholders of record on June 1st.

         In making the announcement, Harold K. Neal, President and Chief Executive Officer, stated that "The stock split will increase the liquidity of the Company's shares and broaden investor interest as it increases the number of shares outstanding and correspondingly reduces the stock's market price. Local community investors have been an important part of our shareholder mix and we want them to continue to feel that our stock price is reflective of a community bank."

         Bedford Bancshares, Inc., currently with 1,148,950 shares outstanding, had $153 million in consolidated assets at March 31, 1998. Through its subsidiary company, Bedford Federal Savings Bank, it operates three full service offices in Bedford and Bedford County, Virginia and has served the area for over 60 years.